AMENDED AND RESTATED INVESTMENT
ADVISORY AGREEMENT
      AGREEMENT made as of May 1, 2010, by and between Highland Capital Management Fund Advisors,
L.P. (formerly, Pyxis Capital, L.P. ., and formerly Highland Funds Asset Management, L.P.), a Delaware limited partnership (the Adviser ), and Highland Funds I (formerly, Pyxis Funds I, and formerly Highland Funds I), a Delaware statutory trust (the Trust ), on behalf of its series Highland Long/Short Healthcare Fund (formerly, Pyxis Long/Short Healthcare Fund, formerly Highland Long/Short Healthcare
Fund, and formerly Highland Healthcare Fund) (the  Fund ).

      WHEREAS, the Adviser and the Trust were each renamed, as stated above, as of February 8, 2013, and as of January 9, 2012;

      WHEREAS, the Fund was renamed, as stated above, as of February 8, 2013, as of January 9, 2012, and as of May
6, 2010;

      WHEREAS, these changes did not arise from or result in an assignment as described in Section 9(d) hereof;
      WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the 1940 Act ); and
      WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

      NOW, THEREFORE, WITNESSETH: That it is
hereby agreed among the parties hereto that this Agreement
be amended and restated as of February 8, 2013 pursuant to
Section 9(b) hereof as follows:
SECTION 1.	Appointment of Adviser.
      The Trust hereby appoints the Adviser to act as
manager and investment adviser to the Fund for the period
and on the terms herein set forth. The Adviser accepts such
appointment and agrees to render the services herein set
forth, for the compensation herein provided.
SECTION 2.	Duties of Adviser.
      The Adviser, at its own expense, shall furnish the following services and facilities to the Fund:
      (a) Investment Program. The Adviser
shall (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Trust s Board of Trustees) the investments to be purchased, held, sold or exchanged by the Fund and the portion, if any, of the assets of the Fund to be held uninvested,
(iii) make changes in the investments of the Fund and (iv) vote, exercise consents and exercise all other rights pertaining to such investments. The
Adviser also shall manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto pursuant to a separate administration agreement with the Trust, subject always to the control of the Trust s Board of Trustees, and to the provisions of the organizational documents of the Trust, the Registration
Statement of the Trust with respect to the Fund and its shares of beneficial interest ( Shares ), including the Fund s prospectus(es) and statement of additional information, and the 1940 Act, in each case as from time to time amended and in effect. Subject to the foregoing, the Adviser shall have the authority to engage one or more sub-advisers in connection with the portfolio management of the Fund, which sub-advisers may be affiliates of the Adviser; provided, however, that the Adviser shall remain responsible to the Trust with respect to its duties and obligations on behalf of the Fund set forth in this Agreement.

       (b) Portfolio Transactions. The Adviser
shall place all orders for the purchase and sale of
portfolio securities for the account of the Fund
with brokers or dealers selected by the Adviser,
although the Fund will pay the actual brokerage
commissions on portfolio transactions in accordance
with Section 3(d).
      In placing portfolio transactions for the Fund, it is recognized that the Adviser will give primary consideration to securing the most favorable price and efficient
execution. Consistent with this policy, the Adviser may
consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Adviser
may be a party. It is understood that neither the Fund nor the Adviser has adopted a formula for allocation of the Fund s investment transaction business. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analysis provided by brokers who
may execute brokerage transactions at a higher cost to the
Fund than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, subject to
Section 28(e) of the Securities Exchange Act of 1934, the
Adviser is authorized to place orders for the purchase and
sale of securities for the Fund with such brokers, subject
to review by the Trust s Board of Trustees from time to time with respect to the extent and continuation of this practice.
It is understood that the services provided by such
brokers may be useful or beneficial to the Adviser in
connection with its services to other clients.
      On occasions when the Adviser deems the purchase
or sale of a security to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In
such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will
be made by the Adviser in the manner it considers to be
the most equitable and consistent with its fiduciary
obligations to the Fund and to such other clients.
SECTION 3.	Allocation of Expenses.
      Except for the services and facilities to be provided
by the Adviser pursuant to a separate administration
agreement with the Trust, the Fund assumes and shall pay
all expenses for all other Fund operations and activities,
and shall reimburse the Adviser for any such expenses
incurred by the Adviser. Unless the prospectus(es) or
statement of additional information of the Fund provides otherwise, the expenses to be borne by the Fund shall include, without limitation:
      (a)	all expenses of organizing the Fund;
      (b)	the charges and expenses of any registrar,
stock transfer or dividend disbursing agent, shareholder servicing agent, custodian or depository appointed by the
Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts, and bookkeeping, accounting and pricing services provided to the Fund (other than those
utilized by the Adviser in providing the services described
in Section 2);
      (c)	the charges and expenses of bookkeeping,
accounting and auditors;
      (d)	brokerage commissions and other costs
incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research
services as defined in Section 28(e) of the Securities
Exchange Act of 1934;
      (e)	taxes, including issuance and transfer taxes,
and trust registration, filing or other fees payable by the
Fund to federal, state or other governmental agencies;
      (f)	expenses, including the cost of printing
certificates, relating to the issuance of Shares of the
Fund;
      (g)	expenses involved in registering and
maintaining registrations of the Fund and of its Shares with the Securities and Exchange Commission ( SEC ) and
various states and other jurisdictions, including
reimbursement of actual expenses incurred by the Adviser
or others in performing such functions for the Fund, and including compensation of persons who are employees of the Adviser, in proportion to the relative time spent on such matters;
      (h)	expenses of shareholders  and trustees
meetings, including meetings of committees, and of
preparing, printing and mailing proxy statements, quarterly reports, if any, semi-annual reports, annual reports and other communications to existing shareholders;
      (i)	expenses of preparing and printing
prospectuses and marketing materials;
      (j)	compensation and expenses of trustees who
are not affiliated with the Adviser;
      (k)	charges and expenses of legal counsel in
connection with matters relating to the Fund, including,
without limitation, legal services rendered in connection with the Fund s trust and financial structure and relations with its shareholders, issuance of Shares of the Fund and registration and qualification of Shares under federal, state and other laws;
      (l)	the cost and expense of maintaining the books
and records of the Fund, including general ledger accounting;
      (m)	insurance premiums on fidelity, errors and
omissions and other coverages, including the expense of
obtaining and maintaining a fidelity bond as required by
Section 17(g) of the 1940 Act which may also cover the
Adviser;
      (n)	expenses incurred in obtaining and
maintaining any surety bond or similar coverage with respect to securities of the Fund;
      (o)	interest payable on Fund borrowings;
      (p)	such other non-recurring expenses of the Fund
as may arise, including expenses of actions, suits or
proceedings to which the Trust on behalf of the Fund is a
party and expenses resulting from the legal obligation that the Trust on behalf of the Fund may have to provide indemnity with respect thereto;
      (q)	expenses and fees reasonably incidental
to any of the foregoing specifically identified expenses;
and
      (r)	all other expenses permitted by the
prospectus(es) and statement of additional information of the Fund as being paid by the Fund.
SECTION 4.	Advisory Fee.
     In return for its advisory services, the Fund will pay
the Adviser a monthly fee, computed and accrued daily,
based on an annual rate of 1.00% of the Fund s  Average
Daily Managed Assets  less any fees payable by the Fund,
with respect to the period in question, to one or more sub-adviser(s) to the Fund pursuant to any sub-advisory
agreement in effect with respect to such period.   Average
Daily Managed Assets  of the Fund shall mean the average
daily value of the total assets of the Fund, less all accrued liabilities of the Fund (other than the aggregate amount of any outstanding borrowings constituting financial
leverage). The Adviser may waive a portion of its fees. If
this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in a manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of Section 5 below, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this
Agreement is in effect.
SECTION 5.	Reimbursements.
     The parties agree that they may negotiate from time to
time for the Adviser to reimburse certain costs and expenses of the Fund. If such an agreement is in effect, the
determination of whether reimbursement for such costs and expenses is due the Fund from the Adviser will be made on an accrual basis once monthly, and if it is so determined
that such reimbursement is due, the accrued amount of
such reimbursement that is due shall serve as an offset
to the investment advisory fee payable monthly by the
Fund to the Adviser pursuant to Section 4 hereof, and the
amount to be paid by the Adviser to the Fund as soon as is practicable at the end of a fiscal year of the Fund shall be equal to the difference between the aggregate reimbursement due the Fund from the Adviser for that fiscal year and the aggregate offsets made by the Fund against the aggregate investment advisory fees payable to the Adviser pursuant to Section 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing reimbursement of costs and expenses shall exclude distribution and service
fees, brokerage commissions, short sale dividend and interest expense, taxes, organizational expenses and extraordinary expenses (as determined by the Board of the Trustees of the
Fund in the exercise of its business judgment).
SECTION 6.	Indemnification.
      (a)	The Trust hereby agrees to indemnify
the Adviser and each of the Adviser s partners, officers, employees, and agents (including any individual who serves at the Adviser s request as director, officer, partner,
trustee or the like of another corporation) and controlling persons (each such person being an Indemnitee ) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such
Indemnitee in connection with the defense or disposition of
any action, suit or other proceeding, whether civil or
criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may
have been threatened, while acting in any capacity set forth above in this paragraph or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have
acted in good faith in the reasonable belief that his action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was
unlawful, provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii)
gross negligence (iv) reckless disregard of the duties
involved in the conduct of his position (the conduct
referred to in such clauses (i) through (iv) being
sometimes referred to herein as  Disabling Conduct ), (2) as to any matter disposed of by settlement or a compromise
payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has
been a determination that such settlement or compromise is
in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust and did not involve Disabling Conduct by such Indemnitee and (3)
with respect to any action, suit or other proceeding
voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee
was authorized by a majority of the full Board of Trustees of the Trust. Notwithstanding the foregoing, the Trust shall not be obligated to provide any such indemnification to the
extent such provision would waive any right that the Trust
cannot lawfully waive.
      (b)	The Trust shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought hereunder
if the Trust receives a written affirmation of the Indemnitee s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that he is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would
not preclude indemnification. In addition, at least one of
the following conditions must be met: (1) the Indemnitee
shall provide adequate security for his undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, (3) a majority of a quorum of Trustees of the Trust who are neither interested persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ( Disinterested Non-Party Trustees ) or an independent legal counsel in a written opinion, shall
determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification or (4) if there is not a Disinterested Non-Party Trustee, Indemnitee provides the written affirmation referred to above.
      (c)	All determinations with respect to
indemnification hereunder shall be made (1) by a final
decision on the merits by a court or other body of competent jurisdiction before whom the proceeding was brought that such Indemnitee is not liable by reason of Disabling
Conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party
Trustees of the Trust, or (ii) if such a quorum is not
obtainable or even if obtainable, if a majority vote of
such quorum so directs, independent legal counsel in a
written opinion.
      (d)	Each Indemnitee shall, in the performance of
its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made
to the Trust by any of the Trust s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or other person may also be a Trustee.
      (e)	The rights accruing to any Indemnitee under
these provisions shall not exclude any other right to which he may be lawfully entitled.
SECTION 7.	Relations with Fund.
      Subject to and in accordance with the organizational documents of the Adviser and the Trust, as well as their policies and procedures and codes of ethics, it is understood that Trustees, officers, agents and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or otherwise, that partners, officers and agents of the Adviser (or any successor thereof)
are or may be interested in the Fund as Trustees, officers, agents, shareholders or otherwise, and that the Adviser (or any such successor thereof) is or may be interested in the
Fund as a shareholder or otherwise.
SECTION 8.	Liability of Adviser.
      The Adviser shall not be liable to the Fund for any
error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser
against any liability to the Fund or its shareholders to
which it might otherwise be subject by reason of any
Disabling Conduct nor shall any provision hereof be deemed
to protect any trustee or officer of the Fund against any such liability to which he might otherwise be subject by reason of any Disabling Conduct.
SECTION 9.	Duration and Termination of this
Agreement.
      (a) Duration. This Agreement shall become
effective on the date first set forth above, such date being the date on which this Agreement has been executed
following: (1) the approval of the Trust s Board of Trustees, including approval by a vote of a majority of the Trustees who are not  interested persons  (as defined in the 1940
Act) of the Adviser or the Fund, cast in person at a
meeting called for the purpose of voting on such approval;
and (2) the approval by a  vote of a majority of the
outstanding voting securities (as defined in the 1940 Act) of the Fund. Unless terminated as herein provided, this
Agreement shall remain in full force and effect until the date that is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 9(c), so long as such continuance is approved at least annually (a) by either the Trust s Board of Trustees or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and (b) in either event, by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or interested persons  (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on
such approval.
      (b)	Amendment.  No provision of this
Agreement may be amended, waived, discharged or
terminated orally, but only by an instrument in writing signed by the party against which enforcement of the
amendment, waiver, discharge or termination is
sought. Any amendment of this Agreement shall be
subject to the 1940 Act including the interpretation
thereof that amendments that do not increase the
compensation of the Adviser or otherwise fundamentally
alter the relationship of the Trust with the Adviser do not require shareholder approval if approved by the requisite majority of the Trust s Trustees who are not interested persons  (as defined in the 1940 Act) of the Trust.
      (c)	Termination.  This Agreement may be
terminated at any time, without payment of any penalty, by
vote of the Trust s Board of Trustees, or by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Adviser, on not
more than 60 days  nor less than 30 days  prior written notice to the other party.
      (d)	Automatic Termination.  This Agreement
shall automatically and immediately terminate in the event of its  assignment  (as defined in the 1940 Act).
SECTION 10.	Services Not Exclusive.
      The services of the Adviser to the Fund hereunder
are not to be deemed exclusive, and the Adviser (and its affiliates) shall be free to render similar services to others so long as its services hereunder are not impaired thereby; provided, however, that the Adviser will undertake no activities that, in its reasonable good faith judgment, will adversely affect the performance of its obligations under this Agreement. In addition, the parties may enter into other agreements pursuant to which the Adviser provides administrative or other, non-investment advisory services to the Fund, and the Adviser may be compensated for such
other services.
SECTION 11.	Notices.
      Notices under this Agreement shall be in writing and
shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be NexBank
Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.
SECTION 12.	Governing Law; Severability;
Counterparts.
      This Agreement shall be construed in accordance
with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that applicable law of the State of Delaware, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any
number of counterparts, each of which shall be deemed to be
an original, but such counterparts shall, together, constitute only one instrument.
SECTION 13.	Miscellaneous.
      The Adviser agrees to advise the Fund of any change of its membership (which shall mean its general partner) within a reasonable time after such change. If the Adviser enters into a definitive agreement that would result in a change of control (within the meaning of the 1940
Act) of the Adviser, it agrees to give the Fund the lesser of 60 days written notice and such notice as is reasonably practicable before consummating the transaction.
      Where the effect of a requirement of the 1940 Act reflected in or contemplated by any provisions of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
      [Signature Page Follows]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.
HIGHLAND FUNDS I
On behalf of its series,
Highland Long/Short Healthcare Fund



By:
/s/ Alan Head

Name: Alan Head
Title: CCO




HIGHLAND CAPITAL MANAGEMENT FUND
ADVISORS, L.P.


By:
STRAND ADVISORS, INC.,
its general partner



By:
/s/ Ethan Powell

Name: Ethan Powell
Title: